EXHIBIT 10.28

ASSIGNMENT AND CONVEYANCE OF OVERRIDING ROYALTY INTEREST

        THIS ASSIGNMENT AND CONVEYANCE OF OVERRIDING ROYALTY INTEREST (this "Override") is made as of June 23, 1999, to be effective as of the Effective Date, by and between ENERGY SEARCH, INCORPORATED, a Tennessee corporation (herein called "Assignor"), and SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership (herein called "Assignee"). Assignee's address is set forth in Section 5(a) hereof.

        WHEREAS, Assignor is the owner of, and has the right to transfer certain rights and interests in, certain oil and gas leases and other rights, interests and estates affecting and burdening certain lands located in the States of Ohio and West Virginia; and

        WHEREAS, Assignor agreed pursuant to a Credit Agreement dated as of June 23, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement") to assign and convey to Assignee certain cost-free interests in and to such interests owned by Assignor.

        NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.         (a)         Grant of Overriding Royalty Interest. Assignor hereby grants, bargains, sells, assigns, conveys, transfers and sets over to Assignee, effective as of the Effective Date (defined below), an interest more specifically described in Section 4 (herein called the "Overriding Royalty Interest") in and to the Subject Hydrocarbons (hereinafter defined) produced and saved from the oil and gas leases (collectively, "Leases" and individually, a "Lease"), interests, estates and properties described in or referred to in Exhibit A attached hereto and made a part hereof for all purposes (such interests and properties collectively called the "Subject Interests").

                TO HAVE AND TO HOLD the Overriding Royalty Interest, together with all and singular, all rights, privileges, options, hereditaments, and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns forever, subject to the terms, conditions, exceptions, reservations, covenants, and agreements herein set forth.

                (b)         "Subject Interests" Defined. In addition to the specific interests described in Exhibit A, the Subject Interests also include (i) all interests in the properties described in Exhibit A, which are now held by Assignor; (ii) all interests which are acquired by Assignor in the Leases or the servitudes or other interests in the lands affected by the Leases after the date of execution of this Override; (iii) all extensions, renewals or replacements of any Leases described in Exhibit A affecting any portion of the lands covered by the Leases which are obtained by Assignor within one (1) year following the termination or expiration of a particular Lease; and (iv) all of the interests, property and rights described in the preceding clauses (i), (ii) and (iii):

        (1)         as the same may be enlarged or diminished by the provisions of the Leases, any unitization or pooling agreement or order, operating agreement, division order, transfer order or any other similar contract, instrument or order, whether recorded or unrecorded and whether or not described in Exhibit A, and all contracts, instruments and orders supplemental thereto, amendatory thereof or in substitution therefor, insofar as the same relate to such interests, as well as any rights, titles, claims or interests in and to such interests that Assignor now has or may hereafter obtain with respect to the interests (including production attributable thereto) of non-consenting parties under the non-consent provisions contained in any operating agreement, unit operating agreement, contract for development or similar instrument to which such interests are or may become subject;

        (2)         as the same may be enlarged by the removal, whether by expiration or otherwise, of any leases, servitudes, charges or encumbrances to which such interests are subject; and

        (3)         as the same may be diminished by abandonment or surrender thereof in accordance with Section 3(f).

 provided, however, that the term Subject Interests specifically excludes coalbed methane properties or interests of Assignor in the State of West Virginia.

                (c)         Title Warranty. Assignor represents and warrants that the Overriding Royalty Interest conveyed hereby is free and clear of any mortgages, deeds of trust, voluntary or contractual liens, pledges, security interests, charges, conditional sales or other title retention documents, or other encumbrances or burdens other than those in favor of Assignee and as expressly set forth in Exhibit A, and Assignor hereby binds itself, its successors and assigns to warrant and forever defend the title to the Overriding Royalty Interest herein granted, conveyed, assigned, and transferred unto Assignee, its successors and assigns, against the lawful claims and demands of every person whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

        2.         Term of Overriding Royalty Interest. The Overriding Royalty Interest will be effective as of the Effective Date (as defined in Section 5(l) below) and, subject to the other provisions of this Override, will remain in effect so long as any of the Leases and other interests comprising the Subject Interests remain in effect.

        3.         Provisions and Covenants Applicable to the Overriding Royalty Interest. The following shall apply to the Overriding Royalty Interest:

                (a)         Subject Hydrocarbons. The Overriding Royalty Interest is exclusively an interest in gross production from activities conducted on or associated with or attributable to the Subject Interests, and Assignee shall look exclusively to the oil, gas, associated hydrocarbons and other minerals produced from or attributable to the Subject Interests, pursuant to its interests therein (all such production from or attributable to the lands described in Exhibit A herein called the "Subject Hydrocarbons"), for the satisfaction and realization of the Overriding Royalty Interest. The Overriding Royalty Interest does not include any right, title, or interest in and to any of the personal property, fixtures, or equipment now or hereafter placed upon the Subject Interests. That portion of the Subject Hydrocarbons allocable to the Overriding Royalty Interest is herein called the "ORRI Hydrocarbons".

                (b)         Marketing. Unless Assignee shall elect to take the ORRI Hydrocarbons in kind or otherwise arranges for the sale of the ORRI Hydrocarbons, Assignor, its successors and assigns shall have exclusive charge and control of the marketing of all ORRI Hydrocarbons and shall market the ORRI Hydrocarbons proportionately with and on the same terms as Subject Hydrocarbons and shall collect and receive the proceeds of the sale of all such production. Notwithstanding the foregoing sentence, Assignee has the right to take the ORRI Hydrocarbons in kind and, upon written notice from Assignee, Assignor shall deliver the ORRI Hydrocarbons to Assignee at the tanks or pipeline inlet, as the case may be, where Assignor delivers the Subject Hydrocarbons to the purchaser thereof.

                (c)         Runs with Land. The Overriding Royalty Interest is not a mere contract right to receive money, but is a real property interest in the Subject Interests, and shall burden and run with any transfer thereof. The Overriding Royalty Interest is a covenant running with the land.

                (d)         Assignee Not Liable for Expenses. Assignee shall never personally be responsible for payment of any part of the costs, expenses or other liabilities related to the Subject Interests (other than severance taxes and ad valorem taxes attributable to the Override) including, but not limited to, liabilities incurred by anyone in developing, exploring, equipping, operating and abandoning the Subject Interests, before or after the Effective Date, and Assignor hereby agrees to indemnify and save Assignee harmless from and against any and all such responsibility and liability. Nothing herein shall ever be construed to create a partnership, joint venture, mining partnership or association between Assignor and Assignee.

                (e)         Access, Inspection and Information. Assignee and its representatives shall, at the risk and expense of Assignee and to the extent permitted by existing agreements covering the Subject Interests, have access at all reasonable times to the Subject Interests and to all operations of Assignor related to the Subject Interests, and the right to observe all operations conducted thereon. Assignor shall on request promptly furnish Assignee with any and all information in Assignor's possession and pertaining to the Subject Interests.

                (f)         Operations. In general, Assignor shall act as a reasonable and prudent operator in maintaining and operating the Subject Interests and will act in accordance with all applicable laws, rules and regulations. Assignor specifically agrees to use its best efforts, consistent with the standards of a reasonable and prudent operator, to keep and perform all of the terms, conditions, and covenants, express and implied, of the Leases or imposed by other parties or governmental authorities without further consent of Assignee to be kept and performed by the lessee thereunder and agrees to give Assignee the benefit of each of said express and implied covenants. Assignor shall have the right to obtain from the lessors of the Leases such modification agreements or time extensions as Assignor may elect; provided, however, that no such modification agreements or time extensions shall reduce the amount of the Overriding Royalty Interest payments or prejudice Assignee's rights in any material respect. Assignor further reserves the right, without the further consent or joinder of Assignee, to unitize, pool or otherwise combine all or any portion of the Leases and the lands covered thereby and the Overriding Royalty Interest described and conveyed herein with any other lands or leases, on the terms and conditions as set forth in the Leases. Assignor agrees to conduct and carry on, or cause to be conducted and carried on all operations respecting the Leases with reasonable and prudent business judgment and in accordance with good field practices and to cause every well within the lands covered by the Leases to be operated in a good, prudent and workmanlike manner, and all improvements and equipment necessary or useful to the operation of the same to be provided and all to be done that a reasonably prudent operator would do, including cleaning out, reconditioning, plugging back or deepening operations where necessary to the end that the Subject Interests shall be operated and produced to maximize returns to Assignor and Assignee. Nothing herein contained shall obligate Assignor, however, to continue to operate any well within the lands covered by the Leases when the well ceases to produce or, in the opinion of a reasonable and prudent operator, is not capable of producing oil, gas or other hydrocarbons in paying quantities. For purposes of the preceding sentence, production "in paying quantities" with respect to a well shall mean production at such levels to generate, on an annual basis, total income net of landowners' royalties, overriding royalty interests and other burdens existing on the Effective Date, including, without limitation, the Overriding Royalty Interest conveyed hereby, equal to or greater than prudently incurred cash operating and marketing costs. Assignor agrees that, without Assignee's prior written consent, it will neither terminate any of the Leases nor surrender or release any of the lands covered thereby except (i) in connection with the abandonment of a well in compliance with this Section 3(f) or (ii) pursuant to an operating agreement or other obligation of Assignor under an order of forced pooling. The expiration of a Lease in accordance with its terms (other than by termination, surrender or release by Assignor) shall not be considered to be a voluntary surrender or abandonment thereof.

                (g)         Right of First Refusal. In the event that Assignee intends to sell all (or a portion thereof) of its Overriding Royalty Interest ("Proposed Sale") to any other Person, other than an affiliate of Assignee, Assignee first shall provide Assignor with notice of its intent to enter into such Proposed Sale, together with information relating to the terms and conditions of such Proposed Sale. Assignor shall then have a period of no less than 45 days after the delivery of such notice and all such information in order to determine whether Assignor will exercise its right of first refusal and elects to purchase the applicable Overriding Interest pursuant to the terms of the Proposed Sale. At the end of such period, Assignor shall inform Assignee in writing whether it will exercise its right of first refusal with respect the Proposed Sale. Assignor shall have no obligation to exercise its right of first refusal. If Assignor declines to exercise its right of first refusal, Assignee shall be free to complete Proposed Sale on terms substantially similar to the terms offered to the Assignor. If Assignor decides to exercise its right of first refusal, Assignor shall have a period of 30 days to consummate the Proposed Sale on term substantially similar to the terms of the Proposed Sale or such right of first refusal shall expire and Assignee shall be entitled to complete the Proposed Sale on terms substantially similar to the terms offered to the Assignor. The provisions of this Section are only applicable until the termination of this Agreement and the full and final satisfaction of all outstanding Obligations.

        4.         Nature and Measurement of Overriding Royalty Interest.

                (a)         Free and Clear.   The Overriding Royalty Interest shall be equal to an undivided percentage of all Subject Hydrocarbons produced and saved from the Subject Interests, free and clear of all cost, expense, risk and liability for developing or operating the Subject Interests or abandoning the Subject Hydrocarbons (including the ORRI Hydrocarbons) such that Assignee would receive an amount equal to 3% of Hydrocarbon Proceeds (as defined in the Credit Agreement but excluding any revenue from the sale of any Subject Interests), produced from that portion of the Subject Interests described as, and for the life of (a) a well within the Subject Interests as of the Effective Date , including, without limitation, the wells described in Exhibit A, (b) a well funded under the Credit Agreement, (c) any well within a Subject Interest that Assignee has not failed to exercise its Additional Development Option, and (d) any replacement or offset well within the Subject Interests that produces Hydrocarbons that may be deemed to have been recovered by a well funded under the Credit Agreement; provided, however, in the event that Assignee (i) does not exercise its Additional Development Option with respect to any Proposed Undertaking, and (ii) no Event of Default has occurred under any of the Loan Documents and is continuing, then the Overriding Royalty Interest with respect to, and only with respect to, the specific portion of the Subject Interests covered by such Proposed Undertaking shall equal 1.0% of Hydrocarbon Proceeds produced from such specific portion of the Subject Interests. The Overriding Royalty Interest is proportionately reducible to the interest in Subject Interests owned by Assignor, in each portion of the lands to which the Overriding Royalty Interest applies. For example, if Assignor owns, in a particular tract or parcel, less than all of the leasehold working interest in the Leases and/or if the Leases cover less than all of the mineral interest in the lands affected by the Leases, then the Overriding Royalty Interest conveyed hereby would, as to such portion, be reduced proportionately.

                (b)         Direct Payment.   Until otherwise instructed in writing by Assignee, Assignor agrees, for the account of Assignee and as Assignee's agent, in trust, to collect the proceeds of production with respect to any Subject Interests operated by Assignor from all purchasers under product sales contracts and other third parties and to remit amounts owing to Assignee in accordance with this Section 4. To the extent permitted under product sales contracts, Assignor shall cause to be prepared and executed such division orders, transfer orders, or instructions in lieu thereof as may be required from time to time by Assignee with respect to any Subject Interests to cause the payments in respect of the Overriding Royalty Interest to be made directly to Assignee, and Assignee may at any time deliver the same to purchasers of production in order that payment will thereafter be made directly to Assignee. Assignor agrees to use its best good faith efforts not to enter into any product sales contracts relating to any of the Subject Interests which do not allow for the delivery of such division orders, transfer orders or instructions in lieu thereof without the prior written consent of Assignee. Payments in respect of the Overriding Royalty Interest shall be made to Assignee each month, whether directly as contemplated by this Section 4(b) or by Assignor.

        5.         General Provisions.

                (a)         Notices.   All notices, communications and payments required or permitted to be given hereunder shall be deemed to be properly delivered the earlier of the date when actually delivered or three (3) days after being deposited in the U.S. mail as certified mail, return receipt requested with adequate prepaid postage affixed thereto at these addresses:

(1)     If to Assignor:

Energy Search, Incorporated
280 Fort Sanders West Blvd., Suite 200
Knoxville, TN 37922
Attention:  Mr. Richard S. Cooper

 (2)     If to Assignee:

Southern Producer Services, L.P.
1200 Smith Street, Suite 2890
Houston, TX 77002
Attention: Mr. Ron Franklin         Either party may specify as a different address for notice purposes any other post office address by giving the other party at least fifteen (15) days written notice thereof.

                  (b)         Successors and Assigns.   All agreements and conditions between the parties hereto shall extend to and be binding upon their respective heirs, successors and assigns. Any transferee of the Overriding Royalty Interest shall affirmatively assume the obligations of Assignee hereunder and any purported transfer of the Overriding Royalty Interest without such assumption shall be void.

                  (c)         Notice of Change of Ownership.  No change of ownership of the Overriding Royalty Interest will be binding upon Assignor until Assignor is furnished with photocopies of the recorded documents evidencing such change.

                  (d)         Further Assurances.   Assignor agrees to execute, acknowledge and deliver, as appropriate, any and all such other and additional instruments, notices, and other documents (including, without limitation, any documents, forms or instruments in connection with this Override and the rights and interests granted hereby as may be required by the Bureau of Land Management, the Minerals Management Service or any other federal, state or municipal governments and departments, commissions, boards and officers thereof) and to perform such other acts as may reasonably be requested by Assignee to more fully assure Assignee and its successors or assigns all of the rights and interests hereby granted or intended so to be and to pay upon demand all costs and expenses of the preparation, filing and/or recording thereof. In addition, Assignor agrees to make available to Assignee on a timely basis at Assignor's expense the books, records and charts of Assignor with respect to the Subject Interests, including, without limitation, all information with respect to production from the Subject Interests.

                  (e)         Headings.   The headings of the articles and sections of this Override are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Override.

                  (f)         Unenforceable or Inapplicable Provisions.   If any provision of this Override is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions shall be liberally construed in order to carry out the intent of this Override. The invalidity of any provision of this Override in any jurisdiction shall not affect the validity and enforceability of such provision in any other jurisdiction.

                  (g)         Counterparts.   This Override may be executed in several original counterparts. To facilitate filing and recording, there may be omitted from certain counterparts the parts of Exhibit A hereto containing specific descriptions of certain Subject Interests which relate to land under the jurisdiction of offices or located in counties or parishes other than the office or county or parish in which the particular counterpart is to be filed or recorded. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

                  (h)         References.   References made in this Override, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, corporations and other persons. As used in this Override "person" shall mean any natural person, corporation, partnership, trust, estate or other entity. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used in this Override have the meanings provided in the Credit Agreement.

         For all purposes of this Agreement, the following terms shall have the meaning provided below:

(1)	"Additional Development Option" means the Assignee's option to provide funding for any Proposed Undertaking under the Credit Agreement or otherwise.

(2)	"Drilling Program" means the well drilling program for the 59 wells on the Subject Interests set forth in the Development Plan.

(3)	"Proposed Undertaking" means any financing for the purpose of exploring, developing and producing Hydrocarbons from the portion of the Subject Interests not covered by the Drilling Program.

                (i)         Choice of Law.   Insofar as permitted by otherwise applicable law, this Override shall be construed under and governed by the laws of the State of Texas; provided, however, that, with respect to any portion of the Subject Interests located outside of the State of Texas, the laws of the place where such property is located shall apply to the extent, and only to the extent, necessary to permit creation and ownership of the Overriding Royalty Interest and permit Assignee to enforce or realize upon its rights and remedies hereunder with respect to such property.

                (j)         Recording References.   All recording references in Exhibit A are to the official real property records of the county or parish in which the affected land is located. The references in Exhibit A hereto to liens, encumbrances and other burdens shall not be deemed to recognize or create any rights in third parties.

                (k)         Estimates.   In each case where Assignor is required to make an estimate hereunder, such estimate shall be a reasonable estimate made in good faith.

                (l)         Effective Date.   The grant of the Overriding Royalty Interest shall be effective as of July 1, 1999, at 7:00 a.m. local time at the location of the Subject Interests (the "Effective Date").

                (m)         Rule Against Perpetuities Savings Clause.   Any future interests created or contemplated by this Override which are determined to be subject to the Rule Against Perpetuities shall, if they have not theretofore vested, be extinguished whenever twenty-one years less one day shall have elapsed after the death of the last survivor of Queen Elizabeth II of the House of Windsor, England, and Phillip Mountbatten, Prince Phillip, Duke of Edinburgh, and their children and grandchildren who are living at the date of the execution of this Override.

        IN WITNESS WHEREOF, this Override is executed on the date of the acknowledgment hereto.

ASSIGNOR: ENERGY SEARCH, INCORPORATED By Name: Charles P. Torrey, Jr. Title: Chief Executive Officer ASSIGNEE: SOUTHERN PRODUCER SERVICES, L.P. By Name: David W. Stewart Title: Vice President

ACKNOWLEDGMENTS

STATE OF TEXAS COUNTY OF HARRIS	) ) SS. )

        BE IT REMEMBERED that I, _______________, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this ___ day of June 1999, there appeared before me Charles P. Torrey, Jr., the Chief Executive Officer of Energy Search, Incorporated, a Tennessee corporation, whose address is 280 Ft. Sanders W. Blvd., Suite 200, Knoxville, Tennessee 37922.

TEXAS	This instrument was acknowledged before me on this day by each such person as the designated officer of the company or corporation set opposite his name (or a Trustee, as the case may be) on behalf of said company or corporation set opposite his name (or of himself as Trustee, as the case may be).

OHIO	Before me personally appeared such persons known to me to be the persons who, as the officers of the corporation or association set opposite their names which executed the foregoing instrument (or as Trustees, as the case may be), signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation or association as such officers, respectively (or as Trustees, as the case may be); that the same is their free act and deed as such officers, respectively (or as Trustees, as the case may be), and (as the case may be) the free and corporate act and deed of the corporation or association set opposite their names; that (as the case may be) they were duly authorized thereunto by the board of directors of said corporation or association; and that (as the case may be) the seal affixed to said instrument is the corporate seal of said corporation or association.

WEST VIRGINIA	I, _________________________ a notary of said county, do certify that Charles P. Torrey, Jr., who signed the writing above bearing the date the 23rd day of June 1999, for Energy Search, Incorporated, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

Witness my hand and official seal.

Notary Public Residing at

My commission expires:

ACKNOWLEDGMENTS

STATE OF TEXAS COUNTY OF HARRIS	) ) SS. )

        BE IT REMEMBERED that I, _________________________, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this ___ day of June 1999, there appeared before me David W. Stewart, Vice President of Southern Producer Services, L.P., a Delaware limited partnership, whose address is 1200 Smith Street, Suite 2890, Houston, Texas 77002.

TEXAS	This instrument was acknowledged before me on this day by each such person as the designated officer of the corporation set opposite his name (or a Trustee, as the case may be) on behalf of said corporation set opposite his name (or of himself as Trustee, as the case may be).

OHIO	Before me personally appeared such persons known to me to be the persons who, as the officers of the corporation or association set opposite their names which executed the foregoing instrument (or as Trustees, as the case may be), signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation or association as such officers, respectively (or as Trustees, as the case may be); that the same is their free act and deed as such officers, respectively (or as Trustees, as the case may be), and (as the case may be) the free and corporate act and deed of the corporation or association set opposite their names; that (as the case may be) they were duly authorized thereunto by the board of directors of said corporation or association; and that (as the case may be) the seal affixed to said instrument is the corporate seal of said corporation or association.

WEST VIRGINIA	I, ____________________________ a notary of said county, do certify that David W. Stewart, who signed the writing above bearing the date the 23rd day of June 1999, for Energy Search, Incorporated, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

Witness my hand and official seal.

Notary Public Residing at

My commission expires:

THIS INSTRUMENT WAS PREPARED BY:

Francis R. Bradley III, Esq.
Mayer, Brown & Platt
700 Louisiana, Suite 3600
Houston, TX 77002